Exhibit 10.20

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AGREEMENT

This license agreement (“Agreement”) is entered into this 16th day of January, 2013 (the “Effective Date”) between The University of North Carolina at Chapel Hill having an address at Campus Box 4105, 308 Bynum Hall, Chapel Hill, North Carolina, 27599-4105 (“University”) and Immune Design Corporation, a corporation organized and existing under the laws of the State of Delaware having its principal office/place of business at 1124 Columbia Street, Suite 700, Seattle, WA 98104 (“Licensee”).

WITNESSETH

WHEREAS, University owns and controls a valuable invention known as “*** Modified Retroviral Vectors” (the “Invention”), University file ***; and

WHEREAS, the Invention was developed by *** (“Inventor”) while an employee of University; and

WHEREAS, University desires to license its rights in the Invention in a manner that will benefit the public and best facilitate the distribution of useful products and the utilization of new processes; and

WHEREAS, Licensee has expertise in developing commercial products and has the necessary resources to invest in development and marketing of products and processes based on the Invention; and

WHEREAS, Licensee desires to obtain a license to use the Invention as herein provided and commits to using its commercially reasonable efforts and resources in a thorough, vigorous and diligent program of commercializing products and processes based upon or embodying said Invention under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained in this Agreement and for good and valuable consideration, it is agreed by and between University and Licensee as follows:

ARTICLE 1: DEFINITIONS

1.1 “Affiliate” means every corporation, or entity, which directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with Licensee.

1.2 “Combination Product” means any product comprised of a combination of a Licensed Product and at least one other product where the other product is an active ingredient, device, delivery system or other separately sold product co-packaged such that the Licensed Product and other product is integrated in a singular product.

1.3 “Confidential Information” means any information which is confidential and proprietary to the disclosing party, including information consisting of data, research, technology, software, materials, patents, copyrighted works, trade secrets and/or know-how.

1.4 “Improvements” means all intellectual property rights: (a) that are developed solely by University which involve the contribution of the Inventor or inventors in the Inventor’s research group at University; (b) not otherwise already included in Patent Rights and are developed within *** of the Effective Date; (c) that dominate or are dominated by a Valid Claim in whole or part; and (d) to which University has the ability to grant a license or sublicense to Licensee, as provided for herein, without violating the terms of any agreement between University and any third party that was entered into prior to the Effective Date. For clarity, Improvements may include those claims of a continuation-in-part application that are not considered “Patent Rights” because they are not supported in the specification of the parent patent application.

1.5 “Improvement Patent” means any patent or patent application that claims an Improvement.

1.6 “Insolvency” means the termination by Licensee of substantially all its operations, or any proceeding by Licensee under any bankruptcy or similar insolvency law that Licensee fails to have dismissed within *** days after filing, or placement of Licensee’s assets in the hands of a trustee or receiver.

1.7 “Know-How” means any unpublished information, results, data, discoveries, practices, processes, materials, including chemical and biological materials, studies, procedures, technology, documentation and other know-how that (i) is/are owned or controlled by University prior to or during the term of this Agreement, and (ii) is/are not covered by the Patent Rights but is/are necessary or useful for exploitation or practice of the Patent Rights (including for the development, manufacture, use or sale of any service, composition, product or process that is covered by any claims of the Patent Rights). For the sake of clarity, Know-How does not include any unpublished information, results, data, discoveries, practices, processes, materials, including chemical and biological materials, studies, procedures, technology, documentation and other know-how that is/are incorporated into any United States, foreign or international patents and/or patent applications not listed in Appendix A except to the extent such unpublished information, results, data, discoveries, practices, processes, materials, including chemical and biological materials, studies, procedures, technology, documentation and other know-how was/were in existence as of the Effective Date or are necessary for exploitation or practice of the Patent Rights (including for the development, manufacture, use or sale of any service, composition, product or process that is covered by any claims of the Patent Rights).

1.8 “Licensed Field” means, and is limited to, all indications by all routes of administration, whether for human or veterinary use.

1.9 “Licensed Product Data” means data owned or controlled by Licensee, or clinical data, generated by or on behalf of Licensee relating to a given Licensed Product and which is generated following the Effective Date.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.10 “Licensed Products” means any method or process, composition, product, or component part thereof that would infringe a Valid Claim of a patent included in the Patent Rights in the country of sale absent the license granted hereunder.

1.11 “Licensed Territory” means worldwide.

1.12 “Net Sales” means the total invoiced sales price invoiced by Licensee, Affiliates, and Sublicensees less any charges for (i) sales taxes or other taxes separately stated on the invoice, (ii) shipping, freight, transportation and insurance charges, (iii) deductions for actual allowances for returned or defective goods (including as a result of recalls and returns of damaged goods), (iv) trade, quantity discounts, but not cash discounts, (v) all credits and allowances actually granted due to billing errors, and retroactive price reductions, (vi) customs and duties, (vii) price adjustments or allowances, including those resulting from inventory management or similar agreements with wholesalers, (viii) rebates or like amounts relating to government mandated programs, (ix) rebates or similar programs with direct and indirect customers, and (x) chargebacks. Net Sales shall not include sales by Licensee to its Affiliates, Sublicensees or contractors for resale, except if such Affiliate, Sublicensee or contractor is an end user of the Licensed Products; rather, in each such instance, Net Sales shall include the amounts invoiced by such Affiliate, Sublicensees or contractors to third parties who are end users of the Licensed Products. Licensed Products will be considered sold when invoiced amounts are collected by Licensee. For purposes of this Agreement, “Net Sales” shall not include any collections for transfers or other distributions or dispositions of a Licensed Product at cost or at no charge for regulatory purposes, clinical trials, patient assistance programs, charitable purposes or to physicians or hospitals for promotional purposes.

1.13 “Option Period” means the period commencing on the Effective Date of this Agreement and expiring *** pursuant to Section 2.2 below.

1.14 “Patent Rights” means any United States, foreign or international patents and/or patent applications covering the Invention owned or controlled by University prior to or during the term of this Agreement and for which University has the right to provide to Licensee, as well as any continuations, divisionals, provisionals, continued prosecution applications, or reissues thereof, and any foreign counterpart of any of the foregoing. Patent Rights include those patents and patent applications listed on Appendix A attached hereto and any patents and patent applications which claim a priority benefit to any of the patents or patent applications (other than continuations-in-part) listed on Appendix A. Appendix A shall be amended from time to time to indicate the then current Patent Rights.

1.15 “Progress Report” means a full written report describing Licensee’s technical and other efforts made towards first commercial sale for all Licensed Products under development. Such reports shall include, without limitation, information directly related to the Licensed Products and Patent Rights that describes (i) development and commercialization of Licensed Products, (ii) collaborations with third parties and sublicensing efforts, (iii) progress toward completing milestones described herein, (iv) key management changes and total number of employees, (v) finances, (vi) scientific and business goals for the next year, (vii) any other company information which may materially impact Licensee’s ability to develop Licensed Product, and (viii) payments due under Article 3.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.16 “Proposed Product” means any method or process, composition, product or component part thereof in the Licensed Field for which rights to the Patent Rights are necessary or commercially justifiable for manufacture, sale, or distribution of such proposed product.

1.17 “Royalty Report” means a full written report detailing the number, description, aggregate selling prices, and Net Sales of Licensed Products (and a listing of the pertinent Patent Rights where the Licensed Product is comprised of a subset of the Patent Rights) sold or otherwise disposed of in each calendar quarter upon which royalty is payable and the royalty payment amount due under Sections 3.5 and 3.6.

1.18 “Royalty Term” means on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time commencing on the first commercial sale of such Licensed Product in such country and extending until the earlier of (a) the termination of this Agreement, pursuant to and to the extent set forth in Article 7 hereof, and (b) the date on which the manufacture, import, use or sale of such Licensed Product would not, absent the license granted to Licensee under this Agreement, infringe a Valid Claim of a Licensed Patent in such country of sale (assuming that the claims of patent applications included in the Valid Claims have issued). As used herein, “first commercial sale” shall mean, with respect to any Licensed Product, the first commercial sale after obtaining all necessary regulatory approvals required in order to commercially sell and market the Licensed Product. For avoidance of doubt, the first commercial sale shall not include any sale made solely for the use of the Licensed Product for experimental or compassionate purposes. For the purpose of clarity, the Royalty Term shall include the *** in which the Licensee can complete performance of contracts and sell Licensed Products following termination of the Agreement as described in Section 7.6.

1.19 “Sublicensee” means any third party granted a sublicense to Patent Rights by Licensee or through another Sublicensee pursuant to Article 6.

1.20 “Sublicensing Revenue” means any cash consideration actually received by Licensee or its Affiliate from a Sublicensee. Sublicensing Revenue includes, but is not limited to, upfront fees, license maintenance fees, and milestone payments, or other payments received by Licensee in consideration for any rights granted under a sublicense agreement, and excludes (i) royalties payable to Licensee from a Sublicensee, (ii) fair value payments made in connection with research and development agreements, joint ventures, partnerships or collaboration agreements where Licensee or Affiliate is obligated to perform research, development, clinical, marketing or promotional work related to products covered by Patent Rights, (iii) payments allocated to the license or sublicense of any intellectual property other than Patent Rights; (iv) payments received in reimbursement for patent expenses, and (v) equity investments in Licensee or its Affiliates. For avoidance of doubt, in the event that a sublicense includes additional intellectual property other than Licensed Patents, the percentage of cash payable to University under this Agreement will be reduced by a reasonable pro rata amount.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.21 “Third Party Licensee” means a third party to which University has granted a non-exclusive license to the Patent Rights.

1.22 “Valid Claim” means any claim from (a) an issued and unexpired patent included within the Patent Rights that has not been revoked or held unenforceable or invalid by a final decision of a court or other governmental authority of competent jurisdiction, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) a patent application included within the Patent Rights, provided such claim is pending for a cumulative period not exceeding *** from the earliest date of such supporting disclosure for such claim in such patent application, and; provided further, however, that such a claim within a patent application has not been canceled, withdrawn, or abandoned.

1.23 Other Definitional Provisions.

(i) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term “including” is not limiting and means “including without limitation”.

(ii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(iii) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.

(iv) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(v) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

ARTICLE 2: GRANT OF LICENSE

2.1 Grant to Licensee. University hereby grants to Licensee and its Affiliates to the extent of the Licensed Territory a non-exclusive license under the Patent Rights and Know-How to make, use, sell, have made, have sold, offer for sale and import Licensed Products in the Licensed Field, with the right to sublicense as set forth in Article 6, subject to all the terms and conditions of this Agreement. For avoidance of doubt, University may not grant any licenses to Patent Rights to any third party until after the Option Period has expired (including any extensions thereof). Within *** days of the Effective Date, and from time to time at the request of Licensee, University will use reasonable efforts at no additional cost to Licensee to transfer the technology, documentation and associated controls necessary to enable Licensee to use the Know-How granted in the license herein.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.2 Option. University hereby grants to Licensee during the Option Period a non-transferable, exclusive option to convert the license granted pursuant to Section 2.1 to an exclusive license in the Licensed Territory under the Patent Rights to make, use, sell, have made, have sold, offer for sale and import Licensed Products in the Licensed Field with the right to sublicense as set forth in Article 6, subject to all the terms and conditions of this Agreement (the “Option”). For the sake of clarity, the Option does not include the right to obtain an exclusive license to Know-How; however, the non-exclusive rights granted to Know-How in Section 2.1 shall continue for the term of this Agreement as detailed in Article 7. The Option Period may be extended by *** by payment of a one-time, non-creditable, non-refundable extension fee of *** dollars ($***) at the sole choosing of Licensee. The Option may be exercised by Licensee at any time during the Option Period upon written notice to University and payment of the exclusive license fee detailed in Section 3.3 below, and upon such exercise, the license granted in Section 2.1 shall automatically become an exclusive license subject to the terms and conditions of this Agreement. The parties shall cooperate in good faith to amend this Agreement to reflect such exclusivity, as necessary, following the exercise of the Option. During the Option Period, University shall not offer or enter into any license, option or other agreement with any third party, or otherwise grant to any third party any option, right or license, under the Patent Rights for any purpose in the Licensed Field.

2.3 Improvements. If Licensee has exercised its Option for an exclusive license as detailed in Section 2.2 above, Licensee will have the right, at its sole discretion, to pay University a fee of *** dollars ($***) to include any Improvement Patent not already included in the Patent Rights or Know-How, in the exclusive license granted by University under this Article 2. University shall notify Licensee in writing within *** of becoming aware of the filing of a patent application for an Improvement Patent. Licensee shall have *** days from receipt of such notice to elect to take an exclusive license under the Improvement Patent. During the Option Period and until such *** day period has expired without Licensee electing to take a license under the Improvement Patent or Licensee has earlier notified University in writing that it elects not to take such a license, University shall not offer or enter into any license, option or other agreement with any third party, or otherwise grant to any third party any option, right or license, under the Improvement Patent for any purpose in the Licensed Field.

2.4 Reservation of University Rights. During the Option Period and for the time period in which the Licensee holds an exclusive license to the Patent Rights, University reserves the rights to practice under the Patent Rights solely for non-commercial purposes such as research, public service, clinical, teaching and educational purposes, without payment of royalties, including the rights: (i) to make, use and provide Licensed Products to other academic and nonprofit research institutions for research, public service, clinical, teaching and educational purposes, provided such academic and non-profit entities contractually agree not to transfer the Licensed Products to any party external to such academic and non-profit entity and (ii) to allow other academic and nonprofit research institutions to use Patent Rights for educational and research purposes. For clarity, these rights include the right to participate in commercially

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

funded research so long as Patent Rights or Improvements are not obligated to funding party. Upon reversion to a non-exclusive license, University shall be free to practice and license the Patent Rights for any purpose. For the avoidance of doubt, no right reserved pursuant to this Section 2.4 during the Option Period or any period when Licensee holds an exclusive license to Patent Rights shall give University any right (i) to commercialize any Licensed Product or (ii) to grant any third party the right to commercialize any Licensed Product directly or indirectly.

2.5 Government Rights and Requirements. Notwithstanding anything hereunder, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the United States Government which may arise out of its sponsorship of the research which led to the conception or reduction to practice of the Invention including, without limitation, the right, under the provisions of 35 U.S.C. §§ 200-212 and applicable regulations of Title 37 of the Code of Federal Regulations: (i) to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the United States Government any of the Patent Rights throughout the world and (ii) to exercise march in rights on Patent Rights. Further Licensee agrees, to the extent, required by 35 U.S.C. § 204, that any Licensed Products used or sold in the United States shall be substantially manufactured in the United States.

2.6 In the event Licensee does not exercise the Option, University shall not grant a third party a license to the Patent Rights on more favorable terms, except for licenses granted to (a) non-profit and academic institutions for research or educational purposes pursuant to the terms of Section 2.4 and (b) the U.S. government pursuant to Section 2.5 above.

2.7 Licensee shall obtain no implied license rights to the Patent Rights. Any rights not expressly granted to Licensee shall be retained by University. Notwithstanding the foregoing, Licensee shall own all Licensed Product Data.

ARTICLE 3: CONSIDERATION

3.1 License Issue Fee. Such License Issue Fee shall be equal to $***. As of ***, $***. $*** of the Option Fee is creditable against the License Issue Fee. University shall provide a summary of *** verifying the License Issue Fee. Licensee shall pay to University a non-refundable license issue fee in the amount of *** ($***) within *** days of the Effective Date. Such fee is not creditable against any future payments or royalties, hereunder. ***.

3.2 Annual Renewal Fee. Licensee shall pay to University a non-creditable, non-refundable annual renewal fee in the amount of *** dollars ($***) on each anniversary of the Effective Date of the Agreement, until such time that Licensee makes its initial Milestone Payment under Section 3.6. This annual renewal fee shall become *** dollars ($***) on each anniversary of the Effective Date of the Agreement after the exercise of the Option pursuant to Section 2.2, expiring once Licensee makes its initial Milestone Payment under Section 3.6. For avoidance of doubt, if Licensee exercises the Option on the applicable anniversary of Effective Date of the Agreement, Licensee shall only be required to pay one (not two) annual renewal fee of *** dollars $*** (not $***) on such date pursuant to this Section 3.2, and if Licensee exercises the Option on any other date, the annual renewal fee shall be pro-rated accordingly based on the number of days during the applicable year that the license was non-exclusive and exclusive.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.3 Exclusive License Fee. Within *** days of exercising the Option to an exclusive license as provided in Section 2.2 above, Licensee shall pay University an additional one-time, non-creditable, non-refundable license fee of *** dollars ($***).

3.4 On-going Patent Expenses. Licensee shall bear the cost of all reasonable patent expenses incurred by University on the Effective Date and thereafter continuing for the life of this Agreement and associated with the preparation, filing, prosecuting, issuance and maintenance of all patent applications and patents included within the Patent Rights relating to the Licensed Territory. Said amounts for on-going patent expenses shall be paid to University within *** days of Licensee’s receipt of an invoice from University. Such invoices shall be sent to Licensee on a monthly basis and shall include a summary of counsel invoices detailing such fees. Should additional non-exclusive licenses of Patent Rights be granted by University to Third Party Licensees, the Third Party Licensees shall share in all patent prosecution and maintenance costs going forward, on a pro-rata basis.

3.5 Earned Royalty. During the Royalty Term, Licensee shall pay University a running royalty in the amount of *** percent (***%) of all Net Sales of Licensed Products. Upon exercise of the Option, Licensee shall instead pay University a running royalty in the amount of *** percent (***%) of all Net Sales of Licensed Products. Said royalties on Licensed Products shall be paid to University concurrently with the submittal of Royalty Reports as provided in Section 4.2 below.

3.6 Milestone Payment. Licensee shall pay to University an amount equal to the milestone payments due under “Non-Exclusive” license for a Licensed Product as set forth below, within *** days after completing each such milestone. If Licensee exercises its Option, then Licensee will instead pay the greater milestone payments listed below for the “Exclusive” license for those Milestones which have not yet been achieved at the time of exercise of the Option. Licensee agrees to promptly notify University in writing of its, its Affiliate’s or Sublicensee’s achievement of any milestone. All such milestone payments are non-refundable fees being in addition to and not creditable against any other amounts otherwise due under this Agreement. For the avoidance of doubt, it is understood and agreed that each of the milestone payments (each either under “Non-Exclusive” or “Exclusive” but not both) shall be due only once under this Agreement.

MILESTONE	AMOUNT
	Non-Exclusive	Exclusive
***	***	***

As used in this Section 3.6, “***” shall mean, as to a particular Licensed Product ***; “***” shall mean, as to a particular Licensed Product ***; and “***” shall mean, as to a particular Licensed Product ***.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.7 Sublicense Fees. In respect to sublicenses granted by Licensee to Sublicensees under Article 6, Licensee shall pay to University an amount equal to *** percent (***%) of Sublicensing Revenue. Any such payment shall be made within *** (***) days of Licensee’s receipt of Sublicensing Revenue.

In the event that Licensee executes a sublicense that grants rights to the Patent Rights along with rights to additional technologies then the percentage of Sublicensing Revenue payable to University shall be reduced to equal the quotient of *** percent (***%) divided by ***, including the Patent Rights. For example, if Licensee enters into a sublicensing arrangement in which Licensee grants sublicensing rights to the Patent Rights and ***, then Licensee shall owe University ***% of the total Sublicensing Revenue received in consideration for the sublicense.

3.8 Royalty Stacking. In the event that Licensee is required to pay royalties to one or more third parties in the manufacture, use, or sale of any Licensed Product, or to avoid infringement-related litigation with respect to use of the Patent Rights, and the total royalty burden owned by Licensee to all of its licensors exceeds *** percent (***%) of Licensee’s aggregate Net Sales for such Licensed Product, then the royalty due under such a third party license(s) shall be creditable against any royalty to be paid by Licensee to University provided that in no event shall the royalties otherwise due University be less than *** percent (***%) of the royalties that would be payable to University were University the sole licensor with respect to such Licensed Product.

3.9 Combination Product. If a Licensed Product is sold as part of a Combination Product, Net Sales shall be calculated by multiplying Net Sales for such Combination Product by the fraction A/(A+B) where A is the invoice price of the Licensed Product sold separately, and B is the aggregate invoice price of the other product in the combination sold separately. If either of the products are not at that time sold separately, than the allocation shall be commercially reasonable and determined by good faith negotiation between University and Licensee.

3.10 All fees, royalties, and other payments due to University under this Agreement shall be made in United States Dollars. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made using the exchange rate published in the Wall Street Journal on the last business day of the calendar quarterly reporting period to which such royalty payments relate. If payments are made by check, check shall be made to “The University of North Carolina at Chapel Hill” and shall be sent to “License Administrator” at University mailing address pursuant to Section 13.6. If Licensee elects to make payments by wire, Licensee shall pay all fees associated with processing the wired payment and shall follow the wire instructions below:

***

Note: All incoming wires shall specify “***” and “***”.

3.11 In the event royalty payments or fees are not received by University when due, Licensee shall pay to University default interest on such unpaid amount at a rate equal to the then current prime lending rate as published by the American East Coast edition of the Wall Street Journal.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.12 In the event of default in payment of any payment owing to University under the terms of this Agreement, and if it becomes necessary for University to undertake legal action to collect said payment, Licensee shall pay all reasonable legal fees and costs incurred by University in connection therewith.

ARTICLE 4: REPORTS AND RECORDS

4.1 Licensee shall submit a Progress Report on or before *** of each *** after the Effective Date and continuing throughout the life of this Agreement. Progress Reports shall be considered Licensee’s Confidential Information and are subject to the confidentiality obligations of Article 12.

4.2	Licensee shall submit Royalty Reports during the Royalty Term according to the following schedule:

Quarterly Royalty Report Schedule
Reporting Quarter	Report Due Date
1st Quarter (January, February, March)	***
2nd Quarter (April, May, June)	***
3rd Quarter (July, August, September)	***
4th Quarter (October, November, December)	***

Royalty Reports shall be considered Licensee’s Confidential Information and are subject to the confidentiality obligations of Article 12.

4.3 Licensee shall keep complete, true and accurate books of account and records for the purpose of showing the derivation of all amounts payable to University under this Agreement. Such books and records shall be kept at Licensee’s principal place of business during the term of this Agreement and for *** years from the date of the last sale of Licensed Product, and shall, in accordance with this Section 4.3, be open during the term of this Agreement and *** years thereafter upon advance written notice for inspection at University’s expense by a independent auditor, reasonably selected by University and reasonably approved by Licensee, for the sole purpose of verifying Licensee’s royalty statements or Licensee’s compliance in other respects with this Agreement. Such audit shall take place no more often than once per ***, the independent auditor may not audit further back than *** years, and the independent auditor may not ***. Any such audit shall not unreasonably interfere with the business of Licensee and shall be completed within a reasonable time. The auditor shall not disclose to University any information relating to the business or audit of Licensee, which shall all be considered Confidential Information of the Licensee, except that which is necessary to inform University of: the accuracy or inaccuracy of Licensee’s reports and payments; compliance or noncompliance by Licensee with the terms and conditions of this Agreement; and the extent of any inaccuracy or noncompliance.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4.4 Inspections made under Section 4.3 shall be at the expense of University, unless a variation or error in any amount payable to University under this Agreement is verified to be under-reported in an amount exceeding *** percent (***%) of the total amount otherwise due, whereupon all costs relating thereto shall be paid by Licensee. Licensee shall promptly pay to University the full amount of any underpayment, together with interest in accordance with Section 3.11. The full amount of any overpayment by Licensee to University shall be creditable towards fees and royalties due to University.

ARTICLE 5: DUE DILIGENCE

5.1 Licensee must use commercially reasonable efforts, consistent with Licensee’s reasonable business practices and judgment, taking into account the competitiveness of the market place, the proprietary position of the Licensed Product, the relative potential safety and efficacy of the Licensed Product, the cost of goods and availability of capacity to manufacture and supply the Licensed Product at commercial scale, the profitability of the applicable Licensed Product and other relevant factors including, without limitation, technical, legal, scientific or medical factors, to diligently pursue the development and commercialization of Licensed Products. The foregoing obligations may be fulfilled by Licensee, its Affiliates or a Sublicensee. For the avoidance of doubt, nothing contained in this Agreement shall be construed as a warranty by Licensee that any development or any commercialization to be carried out by it in connection with this Agreement will actually achieve its aims or any other results and Licensee makes no warranties whatsoever as to any results to be achieved in consequence of the carrying out of any such development. Furthermore, Licensee makes no representation to the effect that the commercialization of the Licensed Product(s), or any part thereof, will succeed, or that it shall be able to sell the Licensed Products in any quantity.

5.2 If Licensee has exercised the Option to obtain an exclusive license, Licensee shall meet all obligations under the performance milestones set forth in Appendix B by the time frame indicated, which is attached hereto. Notwithstanding anything to the contrary, Licensee and University shall negotiate in good faith the extension of these dates, provided that Licensee provides University with documentation reasonably supporting the fact that a matter outside of Licensee’s reasonable control adversely affected achievement of any stated milestones by the dates outlined or established therefor. In addition to the above, Licensee may also elect once per milestone, at any time, to extend the milestone deadline in Appendix B by *** by giving written notice to University thereof, and paying University a non-refundable, non-creditable payment of the Extension Fee as outlined in Appendix B.

5.3 ***, subject to Licensee’s rights under Section 5.2, University shall be free to convert the license to a non-exclusive license upon *** prior written notice. For avoidance of doubt, *** shall not be considered a breach nor entitle University to terminate this Agreement pursuant to Article 7.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 6: SUBLICENSING

6.1 Licensee may sublicense any and all rights licensed hereunder provided that Licensee notifies University in writing and provides University with a copy of each sublicense agreement and each amendment thereto within *** days after their execution. Licensee shall have the right to grant sublicensing rights to Sublicensees.

6.2 Licensee shall not grant sublicenses to the rights granted hereunder for *** or solely ***.

6.3 Licensee shall require that any agreement granting a third party rights to the Patent Rights:

(i) be consistent with the terms, conditions and limitations of this Agreement;

(ii) contain the Sublicensee’s acknowledgment of the disclaimer of warranty and limitation on University’s liability, as provided by Article 10 below;

(iii) shall require Sublicensee to indemnify University for any actions of Sublicensee(s);

(iv) provide Licensee the right to assign its rights under the sublicense to University in the event that this Agreement terminates; and

(v) comply with Sections 2.4, 2.5, 13.10, 13.11 and 13.12 of this Agreement.

6.4 Licensee shall require compliance of the applicable terms of this Agreement by each of its Sublicensees under each sublicense agreement.

6.5 If Licensee has exercised the Option, then after the *** of the Effective Date, a party shall provide written notice to the other party of any request made by a third party for a sublicense to develop a Proposed Product in a specific indication not being developed by Licensee and in the territory of ***, within *** of receiving such third party request. For purposes of this Agreement, *** will be considered as a single indication.

6.5.1 In the event that such Proposed Product has not been identified in a Progress Report as under development, in the specific indication requested, then to the extent that such third party is requesting sublicense rights for such Proposed Product in ***, within *** of receiving from or providing to University such written notice of a third party request for a sublicense, Licensee shall elect one of the following options:

(i)	provide University with written notice in the form of a Progress Report that Licensee, Affiliate or Sublicensee of either of the foregoing has initiated commercially reasonable efforts to develop, make, use and sell a Licensed Product in the specific indication and *** requested by such third party that is essentially the same as or would commercially compete with the Proposed Product; or

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(ii)	provide University with written notice in the form of a Progress Report that Licensee, Affiliate or Sublicensee of either of the foregoing has plans to initiate commercially reasonable efforts, within *** of the date said written notice is due University, to develop, make, use and sell a Licensed Product in the specific indication and *** requested by such third party that is essentially the same as or would commercially compete with the Proposed Product; or

(iii)	begin good faith negotiations with such third party to sublicense Licensee’s rights in the Patent Rights that are necessary or commercially justifiable for such third party to make, use and sell Proposed Product in the specific indication *** requested by such third party; or

(iv)	grant back to University limited rights in the Patent Rights under this Agreement for the sole purpose of allowing University to license the Patent Rights that are necessary or commercially justifiable for such third party to make, use and sell Proposed Product in the specific indication and *** requested by such third party.

(v)	As used in this Agreement, *** shall be defined *** categorized as “***” by the ***, which may be found at *** or other similar webpage.

6.5.2 If Licensee elects to negotiate with prospective Sublicensee for a sublicense to develop, make, use and sell the Proposed Product as provided for in Section 6.5.1 (iii), Licensee shall make a good faith effort to complete negotiations with the prospective Sublicensee within *** from the date on which it began negotiations (the “Negotiation Period”). For the purposes of this Section 6.5.2, Licensee shall have made a good faith effort to complete negotiations if it has offered a sublicense to the prospective Sublicensee the terms of which include:

(i)	reasonable financial terms taking into account the field in which the sublicense is being offered and Licensee ’s obligations to University pursuant to this Agreement,

(ii)	minimum performance requirements which would not be unreasonably burdensome upon the prospective Sublicensee, and

(iii)	non-financial terms which are consistent with Licensee’s obligations to University under this Agreement.

6.5.3 Within *** of the end of the *** Negotiation Period, Licensee shall:

(i)	provide University a copy of the fully executed sublicense with such third party, or

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(ii)	meet with University representatives and provide documentation of reasons that (a) Licensee and/or such third party chose not to proceed with good faith negotiation or (b) negotiations between Licensee and such third party failed.

6.5.4 In the event that Licensee elects to negotiate with prospective Sublicensee for a sublicense to develop, make, use and sell the Proposed Product as provided for in Section 6.5.1 (iii), Licensee fails to make a good faith effort as required by Section 6.5.2 and such third party still desires to develop, make use and sell Proposed Product in a specific indication which is not being developed by Licensee and in the territory of Least Developed Countries, Licensee shall immediately grant back to University limited rights in its rights in the Patent Rights under this Agreement for the sole purpose of University licensing such rights to the third party.

ARTICLE 7: TERM AND TERMINATION

7.1 Any license granted pursuant to Section 2.1 is for a term beginning on the Effective Date and, unless terminated sooner as herein provided, ending at the expiration of the last to expire patent included in the Patent Rights, or if no patents issue from said Patent Rights, such license shall terminate fifteen (15) years from the Effective Date.

7.2 It is expressly agreed that, notwithstanding the provisions of any other paragraph of this Agreement, if Licensee should materially breach this Agreement and fail to cure any such breach within *** days of receipt of written notice from University describing such breach, University has the right to terminate this Agreement. A material breach is a violation of or failure to keep or perform any material covenant, condition, or undertaking of this Agreement, including, but not limited to;

(i) the failure to deliver to University any payment at the time or times that such payment is due to University under this Agreement,

(ii) failure to provide Progress Reports and Royalty Reports as set forth in Article 4,

(iii) failure of any executed sublicense to comport with Section 6.3, and

(iv) failure to possess and failure to maintain insurance as set forth in Section 11.3.

7.3 Licensee may terminate this Agreement at any time upon giving written notice of not less than *** days to University.

7.4 Licensee shall give written notice to University of any Insolvency. This Agreement will terminate and the license will revert to University without notice to Licensee if Licensee fails to provide to University written notice of Insolvency of the Licensee within *** days of such Insolvency.

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7.5 Either party may immediately terminate this Agreement for fraud, willful misconduct, or illegal conduct of the other party which has not been cured or remedied within *** days of written notice of same to other party, as provided below. Such notice must contain a full description of the event or occurrence constituting such fraud, willful misconduct, or illegal conduct.

7.6 Upon termination of this Agreement or upon termination in whole or in part;

(i) Licensee shall provide University with a written inventory of all Licensed Products in the process of manufacture, in use or in stock. Except with respect to termination for uncured material breach pursuant to Section 7.2, Licensee shall have the privilege of disposing of the inventory of such Licensed Products within a period of *** of such termination.

(ii) Licensee shall also have the right to complete performance of all contracts for the sale of Licensed Products by Licensee requiring use of Patent Rights (except in the case of termination for uncured material breach pursuant to Section 7.2) or Licensed Products within and beyond said period of *** provided that the remaining term of any such contract does not exceed ***. All Licensed Products which are not disposed of as provided above shall be delivered to University or otherwise disposed of, in University’s sole discretion, and at Licensee’s sole expense.

(iii) Licensee shall notify Sublicensees and University of their right of assignment. Any such assignment is subject to the limitations of Section 13.1 herein, and to be effective, sublicense must comport with Section 6.3 and University must accept such assignment in writing. Notwithstanding the foregoing, University shall be deemed to have accepted such assignment in writing if Licensee complied with Section 6.1 with respect to the applicable sublicense and such sublicense comports with Section 6.3.

7.7 Any termination or cancellation under any provision of this Agreement shall not relieve Licensee of its obligation to pay any royalty or other fees (including attorney’s fees pursuant to Section 8.1 below) due to University at the time of such termination or cancellation.

ARTICLE 8: PATENT PROSECUTION AND MAINTENANCE

8.1 Patent filings and prosecution of the Patent Rights and all maintenance thereon shall be by counsel of University’s choosing and shall be in the name of University. University shall keep Licensee (and Licensee’s counsel if requested by Licensee) advised as to the prosecution and maintenance of such applications by forwarding to Licensee copies of all official correspondence (including, but not limited to, applications, Office Actions, responses, etc.) relating thereto. Licensee shall have the right to comment and advise University as to the conduct of such prosecution and maintenance, provided, however, that University shall have the right to make the final decisions for all matters associated with such prosecution and maintenance. To the extent that Licensee is not in material breach of this Agreement as detailed in Article 7, University shall not abandon prosecution and/or maintenance of any Patent Rights without the written consent of the Licensee. In the event University breaches its obligations

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under this Section 8.1 and Licensee is not in material breach of this Agreement as detailed in Article 7, University agrees that Licensee shall be entitled to seek specific performance in a court of competent jurisdiction without the necessity of showing irreparable harm and without having to post a bond.

8.2 Regarding prosecution and maintenance of foreign patent applications corresponding to the U.S. Patent applications described in Appendix A, Licensee shall designate in writing that country or those countries, if any, in which Licensee desires such corresponding patent application(s) to be filed. All such applications shall be in University’s name.

8.3 By written notification to University at least *** days in advance of any filing or response deadline, or fee due date, Licensee may elect not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent, provided that Licensee pays for all costs incurred up to University’s receipt of such notification. Failure to provide any notification shall be considered by University to be Licensee’s notice that it expressly wishes to support any particular patent(s) or patent application(s). Upon notice that Licensee elects not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent, University may at its sole discretion file, prosecute, and/or maintain such patent applications or patents at its own expense and for its own benefit, and any rights or license granted hereunder held by Licensee, Affiliate or Sublicensee(s) relating to the Patent Rights which comprise the subject of such patent applications or patent and/or apply to the particular country, shall terminate and the parties shall amend Appendix A to include the then current Patent Rights.

ARTICLE 9: INFRINGEMENT

9.1 If the production, sale or use of Licensed Products under this Agreement by Licensee results in any claim by third party for patent infringement against Licensee, Licensee shall promptly notify University thereof in writing, setting forth the facts of such claim in reasonable detail. University shall promptly notify Licensee if University receives notification of patent infringement from a Third Party Licensee, if any or any other third party. As between the parties to this Agreement, Licensee shall have the first and primary right and responsibility at its own expense to defend and control the defense of any such claim against Licensee and/or Third Party Licensees, by counsel of its own choice. It is understood that any settlement, consent judgment or other voluntary disposition of such actions must be approved by University, such approval not being unreasonably withheld. Subject to the policies of the Board of Governors of the University of North Carolina, University agrees to cooperate with Licensee in any reasonable manner deemed by Licensee to be necessary in defending any such action. Licensee and Third Party Licensees shall reimburse University on a pro-rata basis for any out of pocket expenses incurred in providing such assistance, except to the extent such patent infringement claim against Licensee or Third Party Licenses is a result of a breach of this Agreement by University.

9.2 In the event that any Patent Rights licensed to Licensee are infringed by a third party, Licensee shall have the primary right, but not the obligation, to institute, prosecute and control

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any action or proceeding with respect to such infringement, by counsel of its choice, including any declaratory judgment action arising from such infringement. It is understood that any settlement, consent judgment or other voluntary disposition of such actions must be approved by University, such approval not to be unreasonably withheld. If Licensee recovers monetary damages in the form of lost profits or reasonable royalty from a third party infringer, then Licensee shall pay to University a royalty on such amounts calculated in accordance with Section 3.5.

9.3 If Licensee elects not to enforce any patent within the Patent Rights, then Licensee shall notify University in writing within *** days of receiving notice that an infringement exists. University may, at its own expense and control, take steps to defend or enforce any patent within the Patent Rights and recover, for its own account, any damages, awards or settlements resulting therefrom. Licensee agrees to cooperate with University in any reasonable manner deemed by University to be necessary in defending any such action, provided that University reimburses Licensee for any out of pocket expenses incurred in providing such assistance.

9.4 Notwithstanding the foregoing, and in University’s sole discretion and at its sole expense, University shall be entitled to participate through counsel of its own choosing in any legal action involving the Invention and Patent Rights. Nothing in the foregoing Sections shall be construed in any way which would limit the authority of the Attorney General of North Carolina. University agrees that any future Third Party Licensees of the Patent Rights will be bound by terms which are consistent with, and not in conflict with, the terms of this Article 9.

ARTICLE 10: REPRESENTATIONS

10.1 University certifies, represents and warrants to Licensee that:

(i) the execution, delivery and performance of this Agreement by University does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound;

(ii) University has not granted any right to file or otherwise prosecute Patent Rights to any third party;

(iii) University is entitled to grant the licenses specified herein. University has not previously assigned, transferred, conveyed, licensed, or otherwise encumbered its right, title and interest in the Patent Rights in a manner that conflicts with any rights granted to Licensee hereunder;

(iv) University has no knowledge of any adverse claims to the Patent Rights;

(v) As of the Effective Date and to the best of its knowledge, the Inventor is the sole inventor of the Invention and that the Inventor has assigned his entire right, title, and interest in and to the Invention to the University; and

(vi) University is the sole owner of the Patent Rights and the Invention.

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10.2 University makes no warranties;

(i) that any patent will issue on the Invention, and

(ii) of the validity of any patent included in the Patent Rights or subject to Section 10.1(iv), that practice under such patents shall be free of infringement.

10.3 EXCEPT AS SET FORTH HEREIN, UNIVERSITY DISCLAIMS ALL WARRANTIES WITH REGARD TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY UNIVERSITY’S NEGLIGENCE OR WILLFUL MISCONDUCT OR INVENTOR’S NEGLIGENCE OR WILLFUL MISCONDUCT RELATED TO INVENTOR’S EMPLOYMENT WITH UNIVERSITY OR UNIVERSITY’S BREACH OF THIS AGREEMENT, UNIVERSITY ADDITIONALLY DISCLAIMS ALL LIABILITIES ON THE PART OF UNIVERSITY AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO DIRECT, DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH LICENSEE’S, AFFILIATES’ AND SUBLICENSEES’ MANUFACTURE, USE, OR SALE OF THE LICENSED PRODUCT(S). EXCEPT TO THE EXTENT CAUSED BY UNIVERSITY’S NEGLIGENCE OR WILLFUL MISCONDUCT OR INVENTOR’S NEGLIGENCE OR WILLFUL MISCONDUCT RELATED TO INVENTOR’S EMPLOYMENT WITH UNIVERSITY OR UNIVERSITY’S BREACH OF THIS AGREEMENT, LICENSEE, AS BETWEEN UNIVERSITY AND LICENSEE, ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A LICENSED PRODUCT MANUFACTURED, USED, OR SOLD BY LICENSEE, ITS SUBLICENSEE(S) AND AFFILIATE(S), RESPECTIVELY.

10.4 EXCEPT AS REQUIRED BY LICENSEE IN SECTION 11.2, NEITHER LICENSEE NOR UNIVERSITY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF LICENSEE OR UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 11: INDEMNIFICATION

11.1 In exercising its rights under this Agreement, Licensee shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement. Licensee further agrees to indemnify and hold University harmless from and against any costs, expenses, attorney’s fees, citation, fine, penalty and liability of every kind and nature which might be imposed by reason of any asserted or established violation of any such laws, order, rules and/or regulations.

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11.2 Licensee agrees to indemnify, hold harmless and defend University, its officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and private, resulting from or arising out of Licensee’s actions relating to the exercise of Patent Rights under this Agreement. This indemnification by Licensee excludes claims, suits, losses, damages, costs, fees, and expenses that arise out of or result from, directly or indirectly, the breach of University’s obligations, representations and warranties hereunder, or the negligence or willful misconduct by the University or its trustees, employees, consultants, students and agents.

11.3 Licensee is required to maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in amounts consistent with industry standards.

11.4 LICENSEE’S OBLIGATIONS TO COMPLY WITH U.S. EXPORT CONTROL LAWS AND REGULATIONS ARE INDEPENDENT OF AND SURVIVE THE TERMINATION OF THIS AGREEMENT. Licensee agrees to indemnify and hold University harmless from and against any liability (including fines or legal fees) incurred by Licensee’s violations of export control laws and regulations.

11.5 University agrees that Licensee, Affiliates or Sublicensees shall in no event be responsible for any claims, suits, losses, damages, costs, fees, and expenses whatsoever, directly or indirectly arising from or relating to: (i) the use of Patent Rights by University or any Third Party Licensee (ii) the negligence or willful misconduct of University or a Third Party Licensee, or (iii) a breach by University of its obligations, representations and warranties hereunder.

ARTICLE 12: CONFIDENTIALITY

12.1 Disclosures to Licensee: University, through its employees or agents, may disclose Confidential Information to Licensee. Licensee may not disclose such Confidential Information to any party except Licensee may disclose Confidential Information on a restricted basis to Licensee’s employees, consultants and other agents solely for the limited purpose permitted of exercising its rights under this Agreement.

12.2 Disclosures by Licensee: Licensee, through its employees or agents, may disclose Confidential Information to University. University may not disclose such Confidential Information to any party except University may disclose Confidential Information on a restricted basis to University’s employees and other agents solely for the limited purpose permitted under this Agreement.

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12.3 Limits on Confidential Information: Confidential Information under this Agreement shall not include information:

(i) which at the time of disclosure is in the public domain;

(ii) after disclosure, becomes part of the public domain by publication or otherwise, except by the breach of this Agreement by the parties;

(iii) was (1) in the recipient party’s possession in documentary form at the time of disclosure and was not received directly or indirectly from the disclosing party, or was (2) independently developed by or for the party by any person or persons who had no knowledge of Confidential Information as evidenced by written documentation;

(iv) a party received from a third party who had the lawful right to disclose Confidential Information and who did not obtain Confidential Information under an obligation of confidentiality, nondisclosure or nonuse to either party; and

(v) Confidential Information disclosed under this Agreement shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in the possession of a party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the party’s possession, but only if the combination itself and its principle of operation are in the public domain or in the party’s possession.

12.4 Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such disclosure:

(i) is in response to a valid order of a court or to another governmental body of the United States or any political subdivision thereof; or

(ii) is required by law or regulation;

provided, however, that the party required to make such disclosures shall have made reasonable effort to give prompt notice to the other party to permit it to seek a protective order or grant of confidentiality.

ARTICLE 13. MISCELLANEOUS

13.1 This Agreement is binding upon and shall inure to the benefit of University, its successors and assigns. However, this Agreement shall be personal to Licensee, and it is not assignable by Licensee to any other person or entity without the prior written consent of University, such consent not to be unreasonably withheld or delayed. The preceding sentence notwithstanding, Licensee, without the prior approval of University, may assign all, but no less than all, its rights and delegate all, but no less than all, its duties under this Agreement to a third party if the assignment is made to such third party as a part of and in connection with (A) the sale by Licensee of all or substantially all of its assets related to this Agreement to such third party, (B) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Licensee of a majority interest in Licensee to such third party, or (C) the merger of Licensee into such third party.

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13.2 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

13.3 No party shall, without prior written consent of the other party, use the name or any trademark or trade name owned by the other party, or owned by an Affiliate of the other party, in any publication, publicity, advertising, or otherwise, except that Licensee may identify University as the licensor of the Patent Rights and University may identify Licensee as licensee of Patent Rights. It is understood that University’s agreement under this Section is subject to the provisions of NC Public Records Act. G.S. Ch 132.

13.4 Notwithstanding Section 13.3 above, either party may disclose the existence of this Agreement and non-confidential information regarding the status of Licensee’s commercialization of Licensed Products in a press release, on-line or otherwise, and, in the case of the University, on the website of the Office of Technology Development throughout the term of this Agreement. Further each party agrees to cooperate with the other party in preparing, reviewing and approving such disclosures, such party’s approval for each disclosure not to be unreasonably withheld.

13.5 Neither party hereto is an agent of the other for any purpose.

13.6 Any notice required or permitted to be given to the parties hereto shall be in writing and deemed to have been properly given if delivered in person or mailed by first-class mail to the other party at the appropriate address as set forth below. Other addresses may be designated in writing by the parties during the term of this Agreement.

University	Licensee
For all matters:	For license compliance matters:
Director	Legal Department
Office of Technology Development	Immune Design Corp.
CB #4105, 308 Bynum Hall 222 East Cameron Avenue	1124 Columbia Street, Suite 700 Seattle, WA 98104
UNC-CH
Chapel Hill, NC 27599-4105
For patent reimbursement/invoice matters:
Accounting Department
Immune Design Corp.
1124 Columbia Street, Suite 700
Seattle, WA 98104

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For royalty reporting/payment matters:
Accounting Department
Immune Design Corp.
1124 Columbia Street, Suite 700
Seattle, WA 98104

For patent prosecution matters:
Legal Department
Immune Design Corp.
1124 Columbia Street, Suite 700
Seattle, WA 98104

13.7 This Agreement shall be interpreted and construed in accordance with the laws of the State of New York.

13.8 In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

13.9 The provisions of Sections 2.4, 2.5, 4.3, 4.4, 7.6, 7.7, 13.3, 13.4, 13.6, 13.7, 13.8, 13.9, 13.15 and Articles 9, 10 11, and 12 shall survive the expiration or termination of this Agreement.

13.10 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Licensee shall be subject to all laws, present and future and regulations, of any government having jurisdiction over the Licensee, and to orders, regulations, directions, or requests of any such government. Licensee shall undertake to comply with and be solely responsible for complying with such laws applicable to Licensee, and to require Sublicensee to fully comply with the laws applicable to Sublicensee.

13.11 Exports of Licensed Products may be subject to U.S. export control laws and regulations, including, without limitation, the Export Administration Regulations (15 CFR 730-774) and the International Traffic in Arms Regulations (22 CFR 120-130), and may be subject to export or import regulations in countries other than the United States. Licensee assumes all obligations and responsibility for assuring that use of the Licensed Products by Licensee is in compliance with all applicable export control laws and regulations. Further, Licensee agrees to require its Sublicensees to fully comply with said obligations and responsibility.

13.12 The parties agrees to attempt in good faith to resolve any dispute arising out of this Agreement before instituting or participating in any action or class action suit at law or in equity against University in connection with this Agreement. A party shall provide written notice to the other party at *** days prior to instituting or participating in any action or class action suit at law in connection with this Agreement, except to the extent such party must sooner institute any action to comply with an applicable statute of limitation.

13.13 Licensee shall, and agrees to require its Sublicensees to, fully comply with the patent marking provisions of the intellectual property laws of the applicable countries in the Licensed Territory. Upon request, Licensee shall submit to University photographs of patent markings on at least one (1) sample of each Licensed Product in such countries.

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13.14 Except as otherwise stated herein, Licensee shall be solely responsible for the payment of any and all taxes, fees, duties and other payments incurred in relation to the manufacture, use and sale of Licensed Products. Licensee shall be solely responsible for applying for and obtaining any approvals, authorizations, or validations necessary to exercise its rights under the license granted herein, under the laws of the appropriate national laws of each of the countries in the Licensed Territory.

13.15 It is understood and agreed between University and Licensee that this writing constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, cancelled, and are null and void and of no effect.

[Signatures on following page]

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IN WITNESS WHEREOF, both University and Licensee have executed this Agreement, in duplicate originals, by the duly authorized respective officers. Inventors have likewise indicated their acceptance of the terms hereof by signing below.

THE UNIVERSITY OF NORTH		LICENSEE
CAROLINA AT CHAPEL HILL

(SEAL)	/s/ Jacqueline Quay	(SEAL)	/s/ Carlos Paya
Signature		Signature

Jacqueline Quay		Carlos Paya
Printed Name		Printed Name

Interim Director, Office of Technology Development		Chief Executive Officer
Title		Title

1/22/2013		1/16/2013
Date		Date

I agree to abide by the terms of this agreement.

/s/ ***	1/22/2013
Investigator	Date

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APPENDIX A

PATENT RIGHTS

Country	Application Number	Title
***

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX B

DUE DILIGENCE MILESTONES

MILESTONE	DATE	EXTENSION FEE
***

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.